PLEDGE AND SECURITY AGREEMENT

among

NAVIC CONSULTING LTD,

as the Pledgor and a Borrower

FORTLAND LIMITED ,

as the Company

and

GTS FINANCE, INC.

as the Pledgee

Dated as of December 15, 2006

PLEDGE AND SECURITY AGREEMENT

This PLEDGE AND SECURITY AGREEMENT (the “Agreement”), dated as of December 15, 2006 (the “Execution Date”), is entered into by and among

(1)	NAVIC CONSULTING LTD, a company registered and existing under the laws of the British Virgin Islands (the “Pledgor” and a “Borrower”),

(2)	FORTLAND LIMITED, a company registered and existing under the laws of the British Virgin Islands (the “Company”),

(3)	GTS FINANCE, INC., a corporation validly existing under the laws of the State of Delaware (together with its successors, designees and assigns in such capacity, the “Pledgee”).

RECITALS

WHEREAS, the Borrower has entered into that certain Loan Agreement, dated as of December 15, 2006 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Loan Agreement”), between the Borrower and the Pledgee pursuant to which, among other things, the Pledgee has committed to make a loan to, and for the benefit of, the Borrower;

WHEREAS, the Buyer and BELMARK ENTERPRISES, INC (“Belmark”), a company registered and validly existing under the laws of the British Virgin Islands, with its principal place of business at Sea Meadow House, Blackburne Highway, P.O. Box 116, Road Town, Tortola, British Virgin Islands, have entered into a Share Purchase Agreement, dated as of December 15, 2006 (the "Share Purchase Agreement”), pursuant to which the Buyer has agreed to acquire from Belmark 65% of the issued share capital of the Company;

WHEREAS, as of the date hereof, the Pledgor is registered owner of 150,000 shares in the Company representing 15% of the share capital of the Company as more precisely described on Schedule I hereto (the “Equity Interest”) and 100% of the issued and outstanding shares of Belmark;

WHEREAS, the Pledgor directly or indirectly owns interests in the Company and will obtain benefits as a result of the Loan and the Share Purchase Agreement; and

WHEREAS, it is a requirement under the Loan Agreement and the Share Purchase Agreement that the Pledgor execute and deliver this Agreement;

AGREEMENT

NOW, THEREFORE, in consideration of the promises contained herein, and to induce the Pledgee to enter into the Loan Agreement and to make the advances of credit to the Borrower contemplated thereby, intending to be legally bound, the Company and the Pledgor hereby agree with the Pledgee as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall have the following meanings and the terms:

"Agreement” has the meaning given in the preamble to this Agreement.

"BC Act” means the BVI Business Companies Act, 2004 (as amended or restated form time to time).

"Borrower” has the meaning given in the preamble to this Agreement.

"Company” has the meaning given in the preamble to this Agreement.

"Collateral” has the meaning given in Section 2.01 (Granting Clause).

"Discharge Date” means the date on which (i) all amounts payable in respect of the Obligations have been irrevocably and indefeasibly paid in full in cash in accordance with the Loan Agreement or (ii) the Obligations are otherwise fully discharged or deemed to have been fully discharged in accordance with the Transaction Documents.

"Default” means any of the Events of Default as defined in the Loan Agreement.

"Equity Interest” has the meaning given in the preamble to this Agreement.

"Fair Value” means, for the purpose of Section 6.06, the value determined in accordance with Section 4 of the Option Agreement (as if the Collateral were the Option Shares for the purpose of the Option Agreement).

“GTI” means Golden Telecom, Inc., a Delaware corporation.

"IBC Act” means the International Business Companies Act, Cap. 291 of the laws of the British Virgin Islands (as amended or restated form time to time).

"Loan Agreement” has the meaning given in the recitals to this Agreement.

"Obligations” has the meaning given in Section 2.01 (Granting Clause) of this Agreement.

"Pledgee” has the meaning given in the preamble to this Agreement.

"Pledgor” has the meaning given in the preamble to this Agreement.

"Register” means the Register of Mortgages, Charges and Encumbrances maintained by the Pledgor.

"Register of Members” means the register of members of the Company maintained by the Company.

"Taxes” means any federal, state, territorial, regional, municipal, local or foreign and other tax, assessment, duty or similar charge of any kind whatsoever, including any corporate franchise, income, profit, sales, use, ad valorem, receipts, value added, license, withholding, payroll, employment, excise, property, customs, net worth, capital gains, transfer, stamp, documentary, social security, social fund, pension fund, environmental or other tax or levy, and including any interest, penalties and additions imposed with respect to such amounts.

"Transaction Documents” means collectively, this Agreement, the Share Purchase Agreement, the Loan Agreement and the Share Option Agreement.

"UCC” means Uniform Commercial Code.

Section 1.02 Loan Agreement and UCC Definitions. Unless otherwise defined herein or unless the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Loan Agreement or, if not defined therein, the UCC.

ARTICLE II

PLEDGE AND GRANT OF SECURITY INTEREST

Section 2.01 Granting Clause. To secure the timely payment in full when due (whether at stated maturity, by acceleration) in cash (whether at the stated maturity, by acceleration or otherwise) of all amounts due and payable by the Pledgor pursuant to the Loan Agreement and other indebtedness, obligations and liabilities of the Pledgor to the Pledgee now or hereafter incurred or created under, arising out of, or in connection with the Loan Agreement (collectively, the "Obligations”), together with any and all reasonable expenses which may be incurred by the Pledgee in collecting or enforcing the performance of any or all of the Obligations or enforcing any rights under this Agreement, the Pledgor hereby irrevocably and unconditionally pledges to the Pledgee and grants to the Pledgee a first priority security interest in the following (the "Collateral”):

(i)	the Equity Interest and any certificates representing the Equity Interest;

(ii)	all of the Pledgor’s capital or ownership interest or other Equity Interest, including capital accounts, in the Company;

(iii)	all rights, title and interest in or to the Company derived from the Collateral;

(iv)	all securities, notes, certificates and other instruments representing or evidencing any of the foregoing rights and interests or the ownership thereof and any interest of the Pledgor reflected in the books of any financial intermediary pertaining to such rights and interests.

Section 2.02 Delivery of Collateral. All certificates, notes and other instruments representing or evidencing any Collateral shall be delivered to and held by or on behalf of the Pledgee, or its designee pursuant hereto, in the manner set forth in Section 7.02 (Delivery of Collateral; Proxy).

Section 2.03 Retention of Certain Rights. So long as no Default has occurred and is continuing, the Pledgor reserves the right (except as limited by the Transaction Documents) to exercise all voting and other rights, title and interest with respect to the Collateral (except as limited by the Transaction Documents) and, to the extent permitted under the Transaction Documents, to receive all income, gains, profits, dividends and other distributions from the Collateral whether non-cash dividends, cash, options, warrants, stock splits, reclassifications, rights, instruments or other investment property or other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such rights and interests; provided that no vote shall be cast, right exercised or other action taken that could reasonably be expected to result in a breach or conflict with any of the Transaction Documents.

Section 2.04 Obligations Unconditional. The obligations of the Pledgor in this Agreement shall be continuing, irrevocable, primary, absolute and unconditional irrespective of the value, genuineness, validity, regularity or enforceability of any Transaction Document, or any other agreement or instrument referred to therein, or any substitution, release or exchange of any guarantee of or security for any of the Obligations and, to the fullest extent permitted by applicable Law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, other than the occurrence of the Discharge Date, it being the intent of this Section 2.04 that the obligations of the Pledgor hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Pledgor hereunder, which shall remain absolute and unconditional as described above without regard to and not be released, discharged or in any way affected (whether in full or in part) by the following:

(a) at any time or from time to time, without notice to the Pledgor, the time for any performance of or compliance with any of the Obligations is extended, or such performance or compliance is waived;

(b) any Transaction Document is amended or modified or there is a departure from, or waiver of, any of the terms of any Transaction Document;

(c) the maturity of any of the Obligations is accelerated, or any of the Obligations is modified, supplemented and/or amended in any respect, or any right under any Transaction Document, or any other agreement or instrument referred to therein is waived or any guarantee of any of the Obligations or any security therefore is released or exchanged in whole or in part or otherwise dealt with;

(d) any lien granted to, or in favor of, a Pledgee as security for any of the Obligations fails to be perfected; or

(e) any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the Pledgor, or any defense which the Pledgor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding. The Pledgor acknowledges and agrees that the Obligations include interest on the Obligations at the applicable rate therefor under the Transaction Documents which accrues after the commencement of any such proceeding (or, if interest on any portion of the Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such Obligations include the interest which would have accrued on such portion of the Obligations if said proceedings had not been commenced), since it is the intention of the parties that the amount of the Obligations secured pursuant to this Agreement should be determined without regard to any rule of law or order which may relieve the Pledgor of any portion of the Obligations. The Pledgor will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay the Pledgee, or allow the claim of such Pledgee in respect of, interest which would have accrued after the date on which such proceeding is commenced. Notwithstanding the above, so long as any Obligation remains outstanding, the Pledgor shall not, without the prior written consent of the Pledgee, commence or join with any other person in commencing any bankruptcy, reorganization or insolvency proceedings of or against the Company.

Section 2.05 Waiver. The enforceability and effectiveness of this Agreement and the liability of the Pledgor, and the rights, remedies, powers and privileges of the Pledgee, under this Agreement shall not be affected, limited, reduced, discharged or terminated, and the Pledgor hereby expressly waives, to the fullest extent permitted by law, any defense now or in the future arising, by reason of:

(a) the illegality, invalidity or unenforceability of all or any part of the Obligations, any Transaction Document (other than this Agreement), or any agreement, security document, guarantee or other instrument relating to all or any part of the Obligations;

(b) the lack of perfection or continuing perfection or failure of the priority of any lien or encumbrance on any collateral for all or any part of the Obligations;

(c) the cessation, for any cause whatsoever, of the liability of any Person that is a guarantor of all or any part of the Obligations (other than by reason of the full payment and performance of all Obligations);

(d) any judicial or nonjudicial foreclosure or sale of, or other election of remedies with respect to, any interest in real property or other Collateral serving as security for all or any part of the Obligations;

(e) any failure of the Pledgee to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person;

(f) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person;

(g) the avoidance of any lien or encumbrance in favor of the Pledgee for any reason;

(h) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any part of the Obligations (or any interest on all or any part of the Obligations) in or as a result of any such proceeding; or

(i) any action taken by the Pledgee that is authorized by this Section 2.05 or otherwise in this Agreement, by any other provision of any Transaction Document or by any omission to take any such action.

ARTICLE III

DEFAULT

The occurrence of a Default, whatever the reason for such Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority, shall constitute a default hereunder. Any such Default shall be considered cured or waived for the purposes of this Agreement when it has been cured or waived in accordance with the Loan Agreement as relevant.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

The Pledgor represents and warrants to and in favor of the Pledgee, as of the date hereof and as of the date of the Loan Disbursement, as follows:

Section 4.01 Organization; Power; Compliance with Law and Contractual Obligations. The Pledgor (a) is a company validly organized and existing and in good standing under the laws of the British Virgin Islands, (b) is duly qualified to do business as is now being conducted and as is proposed to be conducted and is in good standing as a foreign limited liability company in each jurisdiction where the nature of its business requires such qualification, (c) has all requisite limited liability company power and authority and holds all Authorizations required as of the date of this representation to enter into and perform its obligations under this Agreement.

Section 4.02 Due Authorization; Non-Contravention.

(a) The execution, delivery and performance by the Pledgor of this Agreement is within the Pledgor’s powers, has been duly authorized by all necessary company action, and does not contravene (i) the Pledgor’s organizational documents, or (ii) any Law or contract binding on or affecting the Pledgor.

(b) The exercise by the Pledgee of any of its rights and remedies with respect to the Collateral in accordance with the terms of this Agreement will not contravene any contract or agreement binding on or affecting the Pledgor or any of the properties of the Pledgor and will not result in or require the creation of any Lien upon or with respect to any of the Collateral other than pursuant to this Agreement.

Section 4.03 Validity. This Agreement constitutes the legal, valid and binding obligations of the Pledgor enforceable in accordance with its terms, except as the enforceability hereof may be limited by (a) bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and (b) general equitable principles (whether considered in a proceeding in equity or at law).

Section 4.04 Beneficial Ownership; Collateral. The Pledgor is the lawful and beneficial owner of and has full right, title and interest in, to and under all rights and interests comprising the Collateral, subject to no Liens (other than the Liens created under this Agreement or the Transaction Documents). The Equity Interest (a) has been duly authorized and validly issued, (b) is fully paid and non-assessable and (c) constitutes fifteen percent (15%) of the outstanding shares of the Company.

Section 4.05 No Prior Assignment. The Pledgor has not previously assigned any of its rights in, to or under all or any portion of the Collateral (except to the Pledgee under any other Transaction Document).

Section 4.06 No Other Transaction Documents. The Pledgor has not executed, has not authorized, and is not aware of, any effective UCC financing statement, security agreement or other instrument similar in effect covering all or any part of the Collateral on file in any recording office, except as may have been filed pursuant to this Agreement and the other Transaction Documents.

Section 4.07 Perfection of Security Interest.

(a) The pledge, mortgage and charge of the Collateral pursuant to this Agreement and delivery of certificates for such Collateral, filing of a UCC financing statement, filing of the Register at the registered offices of the Pledgor in the British Virgin Islands and with the appropriate Governmental Authority of the British Virgin Islands and notation of the pledge, charge and mortgage created hereby in the Register of Members pursuant to IBC Act and/or BC Act as applicable create a valid and perfected first priority security interest in such Collateral, securing the Obligations.

(b) The Pledgor has delivered to the Pledgee, on or prior to the date hereof, that certain original share certificate in the name of Navic Consulting Ltd. No.2 dated July 21, 2006 in respect of the Equity Interest, together with a duly executed undated instrument of transfer of the Equity Interest, for purposes of perfection of the security interest granted to the Pledgee in that portion of the Collateral required for perfection by possession.

ARTICLE V

COVENANTS OF THE PLEDGOR

The Pledgor covenants to and in favor of the Pledgee as follows:

Section 5.01 Defense of Collateral. The Pledgor shall, until the Discharge Date, defend its title to the Collateral and the interest of the Pledgee in the Collateral pledged hereunder against the claims and demands of all other Persons.

Section 5.02 Limitation of Liens. The Pledgor shall not create, incur, assume or suffer to exist any Liens on or with respect to all or any part of the Collateral (other than Liens created in accordance with Transaction Documents). The Pledgor shall at its own cost and expense promptly take such action as may be necessary to discharge any such Liens.

Section 5.03 No Other Filings. The Pledgor shall not file or authorize or permit to be filed in any jurisdiction any UCC financing statements or any like statement relating to the Collateral in which the Pledgee are not named as the sole secured party.

Section 5.04 No Sale of Collateral. Except and to the extent permitted by the terms of the Transaction Documents, the Pledgor shall not cause, suffer or permit the sale, assignment, conveyance, pledge or other transfer of all or any portion of the Pledgor’s Equity Interest in the Company or any other portion of the Collateral.

Section 5.05 No Impairment of Security. The Pledgor shall not take any action that, or fail to take any action if such failure would impair in any manner the enforceability of the Pledgee’s security interest in and Lien on any Collateral.

Section 5.06 Maintenance of Records. The Pledgor shall, at all times, keep accurate and complete records of the Collateral, including the Register and the Register of Members. The Pledgor shall permit officers and designated representatives of the Pledgee to examine the Pledgor’s books and records pertaining to the Collateral, and make copies thereof or abstracts therefrom, all at the expense of the Pledgor and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Pledgor.

Section 5.07 Name; Jurisdiction of Organization. The Pledgor shall not change its name, its jurisdiction of organization, the location of its principal place of business or its organization identification number without the prior written consent of the Pledgee.

Section 5.08 Amendments to Organizational Documents. Except as expressly permitted by this Agreement or the other Transaction Documents, the Pledgor shall not terminate, amend, supplement or otherwise modify, or cancel, its memorandum and articles of association..

Section 5.09 Perfection.

(a) The Pledgor hereby authorizes the filing of any UCC financing statements or continuation statements, and amendments to UCC financing statements, or any similar document in any jurisdictions and with any filing offices as the Pledgee may reasonably determine are necessary or advisable to perfect the security interest granted to the Pledgee herein. Such UCC financing statements may describe the Collateral in the same or similar and consistent manner as described herein.

(b) The Pledgor shall as promptly as practicable after the date hereof, but in any event before the Disbursement, record in the Register of Members and the Register relevant particulars of the security interest created hereunder and cause the Register be filed at the registered offices of the Pledgor in the British Virgin Islands and with the appropriate Governmental Authority in the British Virgin Islands and deliver to the Pledgee a stamped copy of the Register of Members and the Register.

Section 5.10 Information Concerning Collateral. The Pledgor shall, promptly upon request, provide to the Pledgee all information and evidence it may reasonably request concerning the Collateral to enable such Pledgee to enforce the provisions of this Agreement.

Section 5.11 Payment of Taxes. The Pledgor shall pay or cause to be paid, before any fine, penalty, interest or cost attaches thereto, all Taxes and other non-governmental charges or levies (other than those Taxes or levies that are subject to a contest) now or hereafter assessed or levied against the Collateral pledged by it hereunder and shall retain copies of and, upon request, permit the Pledgee to examine receipts showing payment of any of the foregoing.

ARTICLE VI

REMEDIES UPON DEFAULT

Section 6.01 Remedies Upon Default. Upon the occurrence and during the continuation of Default, the Pledgee shall have the right, at its election, but not the obligation, to do any of the following:

(a) foreclose on the Collateral pursuant to Section 6.06 (Strict Foreclosure);

(b) demand, sue for, collect or receive any money or property at any time payable to or receivable by the Pledgor on account of or in exchange for all or any part of the Collateral;

(c) cause any action at law or suit in equity or other proceeding to be instituted and prosecuted to collect or enforce any obligation or exercise any right hereunder or included in the Collateral, including specific enforcement of any covenant or agreement contained herein, or to foreclose or enforce the security interest in all or any part of the Collateral granted herein, or to enforce any other legal or equitable right vested in it by this Agreement or by applicable Law;

(d) secure the appointment of a receiver of the Collateral or any part thereof, whether incidental to a proposed sale of the Collateral or otherwise, and all disbursements made by such receiver and the expenses of such receivership shall be added to and be made a part of the Obligations;

(e) exercise any other or additional rights or remedies granted to the Pledgee under any other provision of this Agreement or any other Transaction Document, or exercisable by the Pledgee under the UCC or under any other applicable Law and, without limiting the generality of the foregoing and without notice except as specified below, sell the Collateral or any part thereof pursuant to Section 6.03 (Sale of Collateral in the Absence of Foreclosure) or Section 6.05 (Private Sales);

(f) take any other lawful action and incur expense that the Pledgee deems necessary or desirable to protect or realize upon its security interest in the Collateral or any part thereof; and/or

(g) appoint another Person (who may be an employee, officer or other representative of the Pledgee) to do any of the foregoing, or take any other action permitted hereunder, on behalf of the Pledgee.

Section 6.02 Minimum Notice Period. If, pursuant to applicable Law requirements, prior notice of any action described in Section 6.01 (Remedies Upon a Event of Default) is required to be given to the Pledgor or the Company, the Pledgor and the Company hereby acknowledge and agree that the minimum time of ten (10) days, shall be deemed a reasonable notice period under such applicable Law.

Section 6.03 Sale of Collateral in the Absence of Foreclosure. In addition to exercising the foregoing rights, the Pledgee may, to the extent permitted by applicable Law, arrange for and conduct a sale of the Collateral at a public or private sale (as the Pledgee may elect) in a commercially reasonable manner. The Pledgor also hereby waives, to the full extent it may lawfully do so, the benefit of all laws providing for rights of appraisal, valuation, stay or extension or of redemption in case the Pledgee elect to sell the Collateral in the absence of foreclosure. In the event the Pledgee shall bid at any sale permitted by Law and this Agreement or any other Transaction Document, the Pledgee may bid all or less than the amount of the Obligations. The Pledgee shall not be obligated to make any sale of Collateral regardless of whether or not notice of sale has been given. If the Collateral is sold, the Pledgee shall transfer to the Pledgor the proceeds of the sale in excess of the Obligations.

Section 6.04 Actions Taken by the Pledgee.

(a) Any action or proceeding to enforce this Agreement may be taken by the Pledgee either in the Pledgor’s name or in the Pledgee’s name, as the Pledgee may deem necessary.

(b) The Pledgor shall be entitled to rely and shall act upon any instruction or direction issued by the Pledgee hereunder.

Section 6.05 Private Sales. The Pledgee shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale made in good faith by the Pledgee pursuant to this Article VI conducted in a commercially reasonable manner and in accordance with the requirements of applicable Law. The Pledgor hereby waives any claims against the Pledgee arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Pledgee accepts the first offer received and does not offer the Collateral to more than one offeree, provided that such private sale is conducted in a commercially reasonable manner and in accordance with applicable Law.

Section 6.06 Strict Foreclosure. Prior to commencement of actions set forth in Section 6.03 (Sale of Collateral in the Absence of Foreclosure) or Section 6.05 (Private Sales) the Pledgee shall be entitled, but not obligated, to deliver a notice to the Pledgor of acceptance by the Pledgee of the Collateral full satisfaction of the Obligations (depending on the valuation of the Collateral as provided for below). Then

(a) the Pledgee shall be entitled to instruct the Company to register the transfer of the Collateral in its name;

(b) the valuation procedure provided for in Section 4.2 of the Option Agreement shall commence and if upon its completion the Fair Value of the Collateral

(i)	exceeds the amount of the Obligations then due, the Pledgee shall promptly pay the balance to the Pledgor;

(ii)	is below the amount of the Obligations then due Obligations shall be deemed to have been discharged in full.

Section 6.07 Compliance With Limitations and Restrictions. The Pledgor hereby agrees that in respect of any sale of the Collateral pursuant to the terms hereof, the Pledgee is hereby authorized to comply with any limitation or restriction in connection with such sale. Such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner.

ARTICLE VII

FURTHER ASSURANCES

Section 7.01 Attorney-in-Fact. The Pledgor hereby irrevocably constitutes and appoints the Pledgee, acting for and on behalf of itself and each successor or permitted assign of the Pledgee, the true and lawful attorney-in-fact of the Pledgor, with full power and authority in the place and stead of the Pledgor and in the name of the Pledgor, the Pledgee or otherwise, to enforce all rights, interests and remedies of the Pledgor with respect to the Collateral or enforce all rights, interests and remedies of the Pledgee under this Agreement (including the rights set forth in Section 6.01 (Remedies Upon a Event of Default)); provided, however, that no Pledgee shall exercise any of the aforementioned rights unless a Default has occurred and is continuing.

Section 7.02 Delivery of Collateral; Proxy. All certificates or instruments representing or evidencing the Collateral shall be delivered to and held by or on behalf of the Pledgees pursuant hereto. All such certificates or instruments shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably acceptable to the Pledgee. The Pledgee shall have the right, at any time in its discretion and without prior notice to the Pledgor or the Company, following the occurrence and during the continuation of a Default, to transfer to or to register in the name of the Pledgee or either of them or any of its nominees any or all of the Collateral. In furtherance of the foregoing, the Pledgor shall further execute and deliver to the Pledgee a proxy in the form attached hereto as Exhibit A and an irrevocable power in the form of Exhibit B with respect to the ownership interests of the Company owned by the Pledgor.

Section 7.03 The Company’s Consent and Covenant. Notwithstanding anything to the contrary contained in the Company’s organizational documents, the Company hereby consents to the assignment of and grant of a security interest in the Collateral to the Pledgee and to the exercise by the Pledgee of all rights and powers assigned or delegated to the Pledgee by the Pledgor hereunder, including the rights upon and during the continuation of a Default to exercise the Pledgor’s voting rights and other rights to manage or control the Company, all in accordance with the Transaction Documents.

Section 7.04 Waiver of Rights of Subrogation. Until the Discharge Date, (a) the Pledgor shall not exercise any right of subrogation, and (b) the Pledgor agrees not to exercise any claim, right or remedy that the Pledgor may now have or hereafter acquire against Belmark or the Company that arises hereunder and/or from the performance by the Pledgor hereunder.

Section 7.05 Limitatio n on Duty of the Pledgee with Respect to the Collateral. The powers conferred on the Pledgee hereunder are solely to protect its interest in the Collateral and shall not impose any duty on the Pledgee or any of its designated agents to exercise any such powers. Except for (a) the safe custody of the Collateral in its possession, (b) the accounting for monies actually received by it hereunder, (c) the exercise of reasonable care in the custody and preservation of the Collateral in its possession, and (d) any duty expressly imposed on the Pledgee by applicable Law with respect to the Collateral that has not been waived hereunder, the Pledgee shall have no duty with respect to the Collateral.

Section 7.06 Termination of Security Interest. Upon the Discharge Date, this Agreement and the security interest and all other rights granted hereby shall terminate and all rights to the Collateral shall revert to the Pledgor. Upon any such termination, the Pledgee will, at the Pledgor’s sole expense and upon its written direction, promptly return all certificates and other instruments previously delivered to the Pledgee or any of them representing the Collateral and to release all security interest in the Collateral and to return such Collateral to the Pledgor.

ARTICLE VIII

MISCELLANEOUS

Section 8.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement, and no consent to any departure by any of the Pledgor or the Company from this Agreement, shall be effective unless in writing signed by the Pledgee, and, in the case of an amendment, by the Pledgor and the Company, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 8.02 Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, WITHOUT REFERENCE TO CONFLICTS OF LAW (OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

Section 8.03 Dispute Resolution.

(a) Appointment of Agents of Service of Process; Consent to Jurisdiction. Each Party irrevocably appoints CT Corporation System, located on the date hereof at 111 Eighth Avenue, 13th Floor, New York, New York 10011, USA, as its true and lawful agent and attorney to accept and acknowledge service of any and all process against it in any judicial action, suit or proceeding under this Agreement, with the same effect as if such Party were a resident of the State of New York and had been lawfully served with such process in such jurisdiction, and waives all claims of error by reason of such service, provided that the Party effecting such service shall also deliver a copy thereof on the date of such service to the other Parties by facsimile as specified in Section 8.10. Each Party will enter into such agreements with such agent as may be necessary to constitute and continue the appointment of such agent hereunder. In the event that any such agent and attorney resigns or otherwise becomes incapable of acting, the affected Party will appoint a successor agent and attorney in New York reasonably satisfactory to each other party, with like powers. Each Party hereby irrevocably submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City, in connection with any such action, suit or proceeding, and agrees that any such action, suit or proceeding may be brought in such court, provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section 8.03 and shall not be deemed to be a general submission to the jurisdiction of said courts of or in the State of New York other than for such purpose. Each Party hereby irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such action, suit or proceeding brought in such a court and any claim that any such action, suit or proceeding brought in such a court has been brought in an inconvenient forum. Nothing herein shall affect the right of any Party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any other Party in any other jurisdiction in a manner not inconsistent with Section 8.03.

(b) WAIVER OF JURY TRIAL. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR COUNTERCLAIM ARISING IN CONNECTION WITH THIS AGREEMENT, THE BREACH THEREOF AND/OR THE SCOPE OF THE PROVISIONS OF THIS SECTION 8.03, WHETHER SOUNDING IN CONTRACT OR TORT, AND INCLUDING ANY CLAIM FOR FRAUDULENT INDUCEMENT THEREOF.

Section 8.04 Benefits of Agreement. Nothing in this Agreement or any other Transaction Document, express or implied, shall give to any Person, other than the parties hereto, and each of their successors and permitted assigns under this Agreement or any other Transaction Document, any benefit or any legal or equitable right or remedy under this Agreement.

Section 8.05 Expenses. Each of the Pledgor and the Company agrees to pay on demand to the Pledgee all costs and expenses incurred by such Pledgee (including the reasonable fees, expenses and disbursements of counsel) incident to its enforcement, exercise, protection or preservation of any of its rights, remedies or claims under this Agreement.

Section 8.06 Interest. Any amount required to be paid by the Pledgor or the Company pursuant to the terms hereof that is not paid when due shall bear interest at the rate set forth in Section 5.2 of the Loan Agreement or the maximum rate permitted by law, whichever is less, from the date due until paid in full in cash.

Section 8.07 Counterparts; Effectiveness.

(a) This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

(b) Notwithstanding anything to the contrary herein, this Agreement is not shall not be deemed to be effective and no rights or obligations of any party hereto are created hereby unless and until the Board of Directors of Golden Telecom Inc., approves the Transaction Documents and notice of such approval is sent to the Seller (the “Effective Date”). For the avoidance of doubt, this Agreement shall become fully effective on the Effective Date.

(c) The Pledgor acknowledges and agrees that the Board of Directors of GTI has no obligation to approve the Transaction Documents.

Section 8.08 Entire Agreement. This Agreement, together with each other Transaction Document, is intended by the parties as a final expression of their agreement and is intended as a complete and exclusive statement of the terms and conditions thereof.

Section 8.09 No Waiver; Cumulative Remedies. No failure by the Pledgee to exercise, and no delay by the Pledgee in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Transaction Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Section 8.10 Notices and Other Communications. (a)  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 8.10(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as set forth below:

If to the Pledgor:

NAVIC CONSULTING LTD

Sea Meadow House, Blackburne Highway (P.O.Box 116), Road Town, Tortola, British Virgin Islands

Attention: E.Roytman
Telephone: +7 (495) 755 60 50
Facsimile: +7 (495) 755 60 48

If to the Company:

FORTLAND LIMITED
Sea Meadow House, Blackburne Highway (P.O.Box 116), Road Town, Tortola, British Virgin Islands

Attention: A.Menshikova
Telephone: +7 (495) 755 60 50
Facsimile: +7 (495) 755 60 48

If to the Pledgee:

GTS FINANCE, INC.

2831 29th Street NW

Washington, D.C. 20008, USA

Attn:	Julia Marx Fax: +1 (202) 332-4877 Telephone: +1 (202) 332-5997

with a copy to:

Moscow Representative Office of Golden TeleServices, Inc.

1, Kozhevnichesky Proezd, 2nd floor Moscow, 115114, Russia Attn:	General Counsel Fax: +7 (495) 797-9306

Telephone: +7 (495) 967-1323

(b) Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).

(c) Each of the parties hereto may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto.

Section 8.11 Rights of the Pledgee. The Pledgee shall be entitled to the rights, protections, immunities and indemnities set forth in the Loan Agreement as if specifically set forth herein. With respect to the duties, obligations and rights of the Pledgee, if any conflict between the terms of this Agreement and the terms of the Loan Agreement arises, the terms of the Loan Agreement shall govern and control.

Section 8.12 Severability. If any provision of this Agreement or any other Transaction Document is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Transaction Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 8.13 Successions and Assignments. This Agreement shall create a continuing pledge, mortgage or charge and assignment of and security interest in the Collateral and shall (a) remain in full force and effect until the Discharge Date and as otherwise provided in Section 8.14 (Survival); (b) be binding upon the Company, the Pledgor, and their respective successors and assigns; and (c) inure, together with the rights and remedies of the Pledgee, to the benefit of the Pledgee, and its respective successors and assigns. The release of the security interest in any of the Collateral, the taking or acceptance of additional security, or the resort by the Pledgee to any security it may have in any order it may deem appropriate, shall not affect the liability of any Person on the indebtedness secured hereby. The Pledgor is not entitled to assign its obligations hereunder to any other Person without the written consent of the Pledgee, and any purported assignment in violation of this provision shall be void.

Section 8.14 Survival. Notwithstanding anything in this Agreement to the contrary, Sections 8.05 (Expenses) shall survive any termination of this Agreement. In addition, each representation and warranty made hereunder and in any other Transaction Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Pledgee, regardless of any investigation made by the Pledgee or on their behalf and notwithstanding that the Pledgee may have had notice or knowledge of any Default at the time of any extensions of credit to the Company under the Transaction Documents, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder or under any other Transaction Document shall remain unpaid or unsatisfied.

Section 8.15 Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, neither the Pledgor nor the Company shall assert, and each of the Pledgor and the Company hereby waives, any claim against any indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Transaction Document, or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan, or the use of the proceeds thereof. No indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Transaction Documents or the transactions contemplated hereby.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto, by their officers duly authorized, intending to be legally bound, have caused this Pledge and Security Agreement to be duly executed and delivered as of the Execution Date.

NAVIC CONSULTING LTD.
as the Pledgor By:

Name: Title:	Evgeny Roytman

FORTLAND LIMITED
as the Company By:

Name: Title:	Evgeny Roytman

GTS FINANCE, INC.
as the Pledgee By:

Name: Title:	Jean-Pierre Vandromme CEO

EXHIBIT A

IRREVOCABLE PROXY

The undersigned hereby appoints GTS FINANCE, INC., not in its individual capacity but solely as “Pledgee” under the Pledge and Security Agreement (each the “Pledgee”), as Proxy with full power of substitution, and hereby authorizes Pledgee to represent and vote all of the shares of FORTLAND LIMITED, an international business company organized and existing under the laws of the British Virgin Islands, owned by the undersigned on the date of exercise hereof during the continuance of a Default under, and as defined in, the Pledge and Security Agreement, dated as of December 15, 2006 among NAVIC CONSULTING LTD, FORTLAND LIMITED and the Pledgee at any meeting or at any other time chosen by the Pledgee in its sole discretion.

Date:	NAVIC CONSULTING LTD
By:
Name:
Title:

EXHIBIT B

FORTLAND LIMITED

Incorporated under the
International Business Companies Act (Cap 291)
of the British Virgin Islands (IBC Number 669724),
Re-registered as a BVI Business Company as of October 27, 2006
(BVI Company Number 1059968)
(the Company)

TRANSFER DOCUMENT

SHARE TRANSFER

We, NAVIC CONSULTING LTD of Sea Meadow House, Blackburne Highway (P.O. Box 116), Road Town, Tortola, British Virgin Islands FOR VALUE RECEIVED DO HEREBY TRANSFER TO GTS FINANCE, INC., of 2831 29th Street, NW, Washington, D.C. 20008, USA, 150,000 (one hundred fifty thousand) common shares standing in our name in the share register of the above Company to hold subject to the conditions on which we held the said shares on execution of this transfer and irrevocably appoints SFMT-CIS, INC. as attorney to transfer the ownership interests with full power of substitution in the premises.

AS WITNESS the day of [   ] 200[   ]

—
Duly authorised signatory
For and on behalf of
NAVIC CONSULTING LTD.

EXHIBIT C

SCHEDULE OF SECURITY FILINGS

1. UCC-1 financing statement naming the Pledgor as debtor and the Pledgee as the secured party, against the Collateral of the Pledgor in the Company and the other Collateral referred to, and as defined in, this Agreement, to be filed with the Secretary of State in Washington, D.C.

2. A notation of the pledge, charge and mortgage over the Equity Interest in the Register of Members;

3. Register to be filed and maintained at the registered offices of the Pledgor and with the Registry of the Corporate Affairs in the British Virgin Islands;

SCHEDULE I

DESCRIPTION OF THE COLLATERAL

Description:

150,000 registered shares of FORTLAND LIMITED (IBC No. 669724, BVI Company Number 1059968), represented by Share Certificate No. 2, dated July 21, 2006.